EXHIBIT 10.0

                                The Oil & Gas Asset



                                  CLEARINGHOUSE


                                A Petroleum Place
                                     Company
                                  July 15, 2002



    Stanley McCabe
    Arena Resources Inc.
    4920 S. Lewis. Suite
    107
    Tulsa. OK 74105


                                   RE: August 15, 2002 - Oil &. Gas
                                   Auction
                                   Lot 92, Texas, OK

    Dear Mr. McCabe,

         Congratulations on your acquisition from Ensign Operating, as Seller of an interest in the referenced property. To consummate this transaction, we have enclosed an invoice in the amount of $827,500.00, which includes the $827,500.00 consideration, plus any applicable recording/approval fees. Any applicable recording/approval fees will be billed to you when documents have been received to calculate them. This transactions like all others in this Auction, is made subject to your Qualified Bidder Registration materials and the Bidder/Buyer's' Terms and Conditions. Please make arrangements to transfer immediately available funds to The Clearinghouse's account per the attached wire instructions. Please notify Ms. Jennifer Polito, (Manager of Accounting) or Debbie Radford (Office Manager) at 281-873-4600 once the wire transfer has been initiated.

         After confirmation of tile wire transfer and subject to any restrictions identified in the Sale Day Catalog. The Clearinghouse's Land Department will mail to you the original signature page to the Assignment for execution and acknowledgment. Please return the executed original to Ms. Leah Stevens, Land Manager. We will then file the original Assignment for public record and mail same to you once returned.

         Thank you for your cooperation and we wish you great success with your newly acquired property. Please indicate your acceptance and agreement to the terms as stated above by signing in the space provided below and returning an executed copy of this letter to my attention.


    Very truly yours,                       AGREED TO AND ACCEPTED THIS

                                            THE   15  DAY OF JULY  2002

    THE OIL & GAS ASSTET CLEARINGHOUSE         ARENA RESOURCES 1NC.

    /s/  Ronald K. Barnes                   BY  /s/ Stanley McCabe
    ------------------------                -------------------------
    Ronald K. Barnes.                       Stanley McCabe
    Senior VP Business Development          Chairman of the Board

                    P.O. Box 671787   Houston, TX  77267-1787
                         281\873\1600   Fax 281\873\0055
                             www.petroleumplace.com

                                                              Seller No. 39800
                                                                 Sale No. 176C
             AMENDMENT TO BUYER'S TERMS AND CONDITIONS OF PURCHASE



  This is to evidence an Agreement by and between The Oil & Gas Asset Clearinghouse, L.P. by its General Partner, The Petroleum Clearinghouse, Inc. ("The Clearinghouse") and Arena Resources Inc ("Buyer") to amend the Buyer's Terms and Conditions of Purchase ("Buyer's Agreement") entered into between The Clearinghouse and Buyer relative to Buyer's participation in an auction of oil and gas properties known as Sale No. 176C conducted by The Clearinghouse on August 15, 2002 ("the Sale"). Only to the extent of Lot No.
  92 ("Subject Property") which Buyer successfully submitted a high bid of $827,500.00 ("Purchase Price"), it is hereby agreed that Paragraph 3. SETTLEMENT of the Buyer's Agreement shall be amended as follows:

  Notwithstanding anything to the contrary contained in the Buyer's Agreement and in lieu of the requirement to make full payment of the Purchase Price on the day of the Sale, Buyer shall immediately pay or make arrangements to pay to Compass Bank, as escrow agent, a performance deposit in the amount of twenty percent (20%) of the Purchase Price ($165,500.00) ("Performance Deposit"). THIS PERFORMANCE DEPOSIT IS SOLELY TO ASSURE THE PERFORMANCE OF BUYER PURSUANT TO THE TERMS AND CONDITIONS OF THE BUYER'S AGREEMENT AND IS ACCEPTED BY SELLER AND THE CLEARINGHOUSE SUBSECT TO BUYER'S FULL ACKNOWLEDGEMENT THAT THE TERMS AND CONDITIONS OF ALL CONVEYANCING DOCUMENTS AND THE AMOUNT OF THE PURCHASE PRICE ARE NON-NEGOTIABLE.

  The Purchase Price shall be paid in full on the later of: (i) on or before 2:00 p.m. CST on July 30, 2002 or (ii) within three (3) business days following notification from The Clearinghouse or the Seller that any preferential rights, right of first refusal, right of consent or other right has been either waived or the required response time has elapsed. At such time as the purchase price is received in full by Compass Bank, as escrow agent, as provided for in Paragraph 3 of the Buyer's Agreement, The Clearinghouse shall return the Performance Deposit, without interest, within three (3) banking days after receipt of written notice thereof. IF PAYMENT IN FULL OF THE PURCHASE PRICE IS NOT TIMELY RECEIVED OR SHOULD BUYER REFUSE OR BE UNABLE FOR ANY REASON (INCLUDING FAILURE TO OBTAIN FINANCING) TO CLOSE ON THE TRANSACTION IN ACCORDANCE WITH THE TERMS OF THE BUYER'S AGREEMENT, AS AMENDED HEREBY, AND/OR PROPERLY EXECUTE THE ORGINAL ASSIGNMENT(S) AND OTHER DOCUMENTS NECESSARY TO CONSUMMATE THE TRANSFER OF THE SUBJECT PROPERTY PURSUANT TO PARAGRAPH 4 OF THE BUYER'S AGREEMENT, SELLER MAY RETAIN THE PERFORMANCE DEPOSIT AS AGREED LIQUIDATED DAMAGES AND NOT AS A PENALTY.

  In the event that a third party having preferential right to purchase the subject property, exercises such right, then The Clearinghouse shall refund the Performance Deposit to Buyer within five (5) business days from receipt of notice that such right has been exercised. Except as to the amendment of payment procedures as provided hereinabove, all of the terms and conditions of the Buyer's Agreement shall remain unchanged.


  ACCEPTED AND AGREED TO THIS 15 DAY OF   JULY  2002.
                             ----       -------

   ARENA RESOURCES INC             THE OIL & GAS ASSET CLEARINGHOUSE, L.P.
                                    by it's General Partner The Petroleum
                                    Clearinghouse, Inc.

  /s/ Stanley McCabe                   /s/ Ronald K. Barnes
  -------------------------            ---------------------------
  By: Stanley McCabe                   By:  Ronald K. Barnes
  Title: Chairman of the Board         Title: Sr. Vice President Business
                                       Development


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                                                        Eva South Unit

                  ASSIGNMENT, BILL OF SALE AND CONVEYANCE

          THIS ASSIGNMENT, BILL OF SALE AND CONVEYANCE (this "Assignment"), dated effective July 1, 2002 at 12:01 AM (the "Effective Time"), is from Ensign Operating Co. a Delaware corporation whose address is 1225 17th Street, Suite 1900, Denver, Colorado 80202 ("Assignor"), to the following ("Assignee"):

     Arena Resources, Inc.
     4920 South Lewis,
     suite 107
     Tulsa, Oklahoma 74105

          For $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby sells, assigns, transfers, grants, bargains, conveys to Assignee all of Assignor's right, title and interest, In and to the following (all of which are called the "Assets"):

          1.  All  of Assignor's right, title and interest in  and  to
     (i) the oil and gas leases specifically described in Exhibit A (collectively, the "Leases") insofar and only insofar as the Leases cover the lands specifically described on Exhibit A (the "Lands"); both the Leases and Lands are subject to all pre-existing depth or other limitations, and reservations by Assignor, If any, set forth on Exhibit A; the royalties, overriding royalties, net profits interests, production payments and other interests, if any, owned by Assignor burdening the Leases, and any and all right, title and interest in and to the oil, gas and all other hydrocarbons in, on or under the Lands and non-hydrocarbons and other products, whether liquid or gaseous, produced in association therewith ("Hydrocarbons") after the Effective Time and all other minerals of whatever nature in, on or under the Leases and Lands and lands pooled or unitized therewith; and (ii) the fee surface interests and fee mineral interests described on Exhibit A or affecting the Lands and lands pooled or unitized therewith (the "Fee Interests").

          2. The oil and gas wells located on the Fee Interests and Leases as to the Lands, or lands pooled or unitized therewith, including, without limitation, the oil and gas wells specifically described In Exhibit B, whether producing, non-producing or plugged and whether fully or properly described or not (the "Wells"), all injection and disposal wells on the Fee Interests, Leases or Lands, and all personal properly and equipment located on and used in the operation of the Wells as of the Effective rime, but excluding all vehicles, tools, administrative computer equipment and other personal property of Assignor not intended to be included in the Assets.

          3. The rights, to the extent transferable, in and to all existing and effective unitization, pooling and communitization agreements, declarations and orders, and the properties covered and the units created thereby to the extent that they relate to or affect any of Assignor's properties and Interests described in Paragraphs 1 and 2 or the production of Hydrocarbons, if any, attributable to said properties and interests after the Effective Time.

          4. The rights, to the extent transferable, in and to existing and effective oil, gas, liquids, condensate, casinghead gas and natural gas sales, purchase, exchange, gathering, transportation and processing contracts, operating agreements, balancing agreements, joint venture agreements, partnership agreements, farmout agreements and other contracts, agreements and instruments insofar only as they relate to any of Assignor's properties and interests described in Paragraphs 1, 2 and 3, excluding, however, any insurance contracts.

          5.  All  of  the  personal property, fixtures, improvements,
     permits,  licenses,  approvals,  servitudes,  rights-of-way   and
     easements, including, without limitation, the rights-of-way and easements set forth on Exhibit A, surface leases and other surface rights (including but not limited to, any wells, tanks, boilers, buildings, injection facilities, saltwater disposal facilities, compression facilities, gathering systems, other appurtenances and facilities) located on and used in connection with or otherwise related to the exploration for or production, gathering, treatment, processing, storing, sale or disposal of hydrocarbons or water produced from the properties and interests described in Paragraphs 1 through 4 to the extent that they are located on and used in the operation of such properties and interests as of the Effective Time, and all contract rights (including rights under leases to third parties) related thereto, but excluding all vehicles, tools, administrative computer equipment and other personal property of Assignor not intended to be included in the Assets.





         6. The files, records, data and information relating to the items described in Paragraphs 1 through 5, maintained by Assignor, but excluding the following: (i) all of Assignor's internal appraisals and interpretive data related to the Fee Interests, Leases, Lands and Wells, (ii) all information and data under contractual restrictions on assignment, (iii) all geological and seismic data, (iv) all privileged information and intellectual property, (v) Assignor's corporate, financial, employee and general tax records that do not relate exclusively to the Assets, and (vi) all accounting files that do not relate exclusively to the Assets.

          TO HAVE AND TO HOLD the Assets unto Assignee and its successors and assigns forever.

          This Assignment is made and accepted expressly subject to the following terms and conditions:

          A. THIS ASSIGNMENT IS MADE WITHOUT WARRANTY OF TITLE AND WITHOUT WARRANTY OF ANY OTHER KIND, EITHER EXPRESS, IMPLIED OR STATUTORY. ASSIGNOR EXPRESSLY DISCLAIMS AND NEGATES ANY WARRANTY AS TO THE CONDITION OF ANY PERSONAL PROPERTY, EQUIPMENT, FIXTURES AND ITEMS OF MOVABLE PROPERTY COMPRISING ANY PART OF THE ASSETS, INCLUDING (i) MERCHANTABILITY OR CONDITION, (ii) FITNESS FOR A PARTICULAR PURPOSE, (iii) CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (iv) ANY RIGHTS OF ASSIGNEE UNDER APPLICABLE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, AND (v) ANY CLAIM BY ASSIGNEE FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN, IT BEING EXPRESSLY UNDERSTOOD BY ASSIGNEE THAT SAID PERSONAL PROPERTY, FIXTURES, EQUIPMENT, AND ITEMS ARE BEING CONVEYED TO ASSIGNEE "AS IS," "WHERE IS," WITH ALL FAULTS, AND IN
     THEIR PRESENT CONDITION AND STATE OF
     REPAIR.

          B. To the extent permitted by law, Assignee shall be subrogated to Assignor's rights in and to representations, warranties and covenants given by others with respect to the Assets. Assignor hereby grants and transfers to Assignee, its successors and assigns, to the extent so transferable and permitted by law, the benefit of and the right to enforce such covenants, representations and warranties, if any, which Assignor is entitled to enforce with respect to the Assets, but only to the extent not enforced by Assignor.

          C. Assignee assumes and agrees to pay, perform, fulfill and discharge all claims, costs, expenses, liabilities and obligations accruing or relating to (i) gas imbalances; and (ii) all environmental matters in any way associated with or related to the Assets, for all periods before, on and after the Effective Time, including, without limitation, all obligations arising under all agreements covering or relating to the Assets. ASSIGNEE ACKNOWLEDGES AND AFFIRMS THAT THE ASSETS HAVE BEEN UTILIZED FOR THE PURPOSE OF EXPLORATION, PRODUCTION AND DEVELOPMENT OF OIL AND GAS, AND THAT THE ASSETS ARE CONVEYED IN THEIR "AS IS, WHERE IS" CONDITION, WITH ALL EXISTING FAULTS. Assignee agrees to defend, indemnify, save and hold harmless Assignor and its affiliates, officers, directors, shareholders, representatives, employees, agents, successors and assigns forever from and against all claims, costs, expenses, losses, damages and liabilities incurred by any such indemnified party for any of the following matters arising in connection with the Assets, regardless of whether incurred with respect to events occurring before, on or after the Effective Time: (i) gas imbalances, and (ii) environmental matters and obligations, including but not limited to (a) the violation of, or compliance with past, present or future laws (including common law), rules, regulations and orders, (b) remediation and restoration of the Assets, including, without limitation, plugging and abandonment of the Wells and reclamation of the Well sites, (c) normally occurring radioactive materials,
     (d) man-made material fibers, (e) laws relating to public or employee health and safety; and (f) damage or injury to persons or property on account of chemicals or industrial, toxic or hazardous substances.

          D. In addition to the assumption and indemnification obligations of Assignee set forth in Paragraph C, Assignee also assumes and agrees to pay, perform, fulfill and discharge all claims, costs, expenses, liabilities and obligations accruing or relating to the owning, developing, exploring, operating or maintaining of the Assets or the producing, transporting and marketing of Hydrocarbons from the Assets, relating to periods before, on and after the Effective Time, including, without limitation, obligations arising under all agreements covering or relating to the Assets. Provided, however, that for a limited period of ninety (90) days following the Effective Time Assignor shall be responsible for the payment of any unpaid expenses associated with the ownership or operation of the Assets prior to the Effective Time other than those expenses relating to gas imbalances, environmental matters and obligations, and any other matters set forth in Paragraph C above. Subject only to Assignor's agreement to pay certain pre-Effective Time expenses pursuant to the immediately preceding sentence, Assignee agrees to defend, indemnify, save and hold harmless Assignor and Its affiliates, officers, directors, shareholders, representatives, employees, agents, successors and assigns forever from and against all claims, costs, expenses, losses, damages and liabilities incurred by any such indemnified party for any of the matters set forth in the first sentence of this Paragraph D, arising in connection with the Assets whether arising before, on, or after the Effective Time.

          E. Unless provided otherwise, all recording references in the Exhibits hereto are to the official real property records of the county in which the Assets are located.

          F. Separate governmental form assignments of the Assets may be executed on officially approved forms by Assignor to Assignee, in sufficient counterparts to satisfy applicable statutory and regulatory requirements. Those assignments shall be deemed to contain all of the exceptions, warranties, rights, titles, power and privileges set forth herein as fully as though they were set forth in each such assignment. The interests conveyed by such separate assignments are the same as, and not in addition to, the interest in the Assets conveyed herein.

          G. This Assignment binds and inures to the benefit of Assignor and Assignee and their respective successors and assigns.

          H. This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, but all of which together shall constitute but one instrument.

          EXECUTED on the dates contained in the acknowledgments of this instrument, to be effective for all purposes as of the Effective Time.


                                        ASSIGNOR:


                                        ENSIGN OPERATING CO.




                                        By:  /s/  Edward L. McLaughlin
                                        ------------------------------
                                        Name:  Edward L. McLaughlin
                                        Title: Vice President



                                        ASSIGNEE:

                                        ARENA RESOURCES, INC.
                                        ------------------------------
                                        Company (If applicable)



                                         By:   /S/  Stanley McCabe
                                         -----------------------------
                                         Name:  Stanley McCabe
                                         Title: Secretary

ACKNOWLEDGMENTS
STATE OF COLORADO
 CITY AND
COUNTY OF DENVER


     The foregoing instrument was acknowledged before me this 23rd day of July, 2002, by Edward L. McLaughlin, as Vice President of ENSIGN OPERATING CO., a Delaware corporation, on behalf of such corporation.

     Witness my hand and official seal.


My commission expires:

September 5, 2005                   /s/  Kathleen R. Vigil
-----------------                  -----------------------------------
                                   Notary Public: Kathleen R. Vigil
                                   1225 Seventeenth Street, Suite 1900
                                   Denver, CO  80202-5519

     KATHLEEN R. VIGIL
       Notary Public
      State of Colorado


STATE OF    Oklahoma
            --------
COUNTY OF    Tulsa
            --------

    Before me, the undersigned, a Notary Public in and for said County and State, on this day personally appeared Stanley McCabe, as of Arena Resources Inc. known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she executed the same for the purposes and consideration therein expressed and in the capacity therein stated.

    GIVEN UNDER MY HAND AND SEAL OF OFFICE this 30th day of July, 2002.

My commission expires:
 [Official Seal]                                /s/ Kim McCall
                                                -----------------
                                                Notary Public


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                                EXHIBIT A


  Attached to and made a part of that certain Assignment, Bill of Sale and
      Conveyance dated effective July 1, 2002 from Ensign Operating Co.
                             ("Assignment").




                            PREAMBLE TO LEASES


    PRE-EXISTING LIMITATIONS:

    Assignor assigns all of its right, title and interest in and to the following Leases insofar and only insofar as they cover the Lands; provided, however, if any depth or wellbore limitation is set forth in the reference to any Lease on Exhibit A, such limitation shall not serve to limit the assignment of interests from Assignor to Assignee in such Lands to the extent that Assignor owns interests as of the Effective Time in other depths not described on Exhibit A or outside the wellbore described on Exhibit A, and such interests shall be included in the Lands as to the applicable Lease.

                              EXHIBIT B


              STATE    COUNTY   API     WELL NAME    WELL#

              Oklahoma  Texas

              Eve South Unit (ESU), Including but not
              limited to the following wells:

                              9 Producers

                              3513900000    ESU         1
                              3513922583    ESU         10
                              3513922664    ESU         11
                              3513922724    ESU         12
                              3513923072    ESU         13H
                              3513922240    ESU         3
                              3513936000    ESU         6
                              3513922481    ESU         4 TA'D

                              5 Injectors

                              3513935138   ESU - INJ    2
                              3513922086   ESU -INJ     5
                              3513930177   ESU - INJ    7
                              3513935649   ESU - INJ    8 SI*
                              3513922556   ESU - INJ    9 SI*

                              3 Source Wells

                              3513935691   ESU WSW      4
                              3513935649-B ESU WSW      1 TA'D
                              3513921753   ESU WSW      2 TA'D


              *Temporarily abandoned or shut-in
              injection well with known or probable
              casing and/or tubing leaks. May require
              either (i) plugging and abandonment, (ii) additional work to return to active
              Injection well; or (iii) conversion to
              productive status.